                                                                      EXHIBIT 11


                   AMERICAN SOFTWARE, INC. AND SUBSIDIARIES
            Statement re: computation of Per Share Earnings (Loss)


                                                 Three Months Ended          Nine Months Ended
                                               ------------------------   ------------------------
                                                       January 31,                January 31,
                                               ------------------------   ------------------------
                                                 1995        1994             1995       1994
                                               ---------   ---------       ---------   ---------
Common stock:
  Weighted average common
     shares outstanding:
       Class A shares                        17,506,022    17,454,019    17,483,772    17,485,000
       Class B shares                         4,840,489     4,842,622     4,840,489     4,852,646
                                             ----------    ----------    ----------    ----------
                                             22,346,511    22,296,641    22,324,261    22,337,646
  Dilutive effect of outstanding
     Class A common stock
     options (as determined by
     the application of the treasury
     stock method using the
     average market price for
     the period)                                   -          112,078          -            -
                                             ----------  ------------    ----------    ----------

             Totals                          22,346,511    22,408,719    22,324,261    22,337,646
                                             ==========    ==========    ==========    ==========


Net earnings (loss)                           $(992,181)  $   216,521   $(6,850,822)  $(1,653,690)
                                               =========  ============   ===========   ===========

Earnings (loss) per common share              $    (.04)  $       .01   $      (.31)  $      (.07)
                                               =========   ===========   ===========   ===========

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